EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Columbia Sportswear Company on Form S-8 of our report dated January 31, 2002, appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2001.




DELOITTE & TOUCHE LLP

Portland, Oregon
April 10, 2002